UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2006

AMERICAN HOME MORTGAGE SECURITIES LLC (as depositor under a Series 2006-2 Indenture dated as of June 29, 2006, providing for, inter alia, the issuance of Mortgage-Backed Notes Series 2006-2)

American Home Mortgage Securities LLC
(Exact name of registrant as specified in its charter)

Delaware	333-131636-01	20-0103914
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

538 Broadhollow Road Melville, New York		11747
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code, is (516) 396-7700.

Check the appropriate box below if the Form 8 K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

[_] Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On June 30, 2006, a single series of notes, entitled American Home Mortgage Investment Trust 2006-2, Mortgage-Backed Notes, Series 2006-2 (the “Notes”), were issued pursuant to an indenture, dated as of June 30, 2006 (the “Agreement”), between American Home Mortgage Investment Trust 2006-2, a Delaware statutory trust, as Issuing Entity (the “Issuing Entity”), and Deutsche Bank Trust Company Americas, as Indenture Trustee (the “Indenture Trustee”).

Item 8.01. Other Events.

Description of the Mortgage Pool

The Notes, issued pursuant to the Agreement, evidence in the aggregate the entire beneficial ownership interest in a trust fund (the “Trust Fund”), consisting of mortgage loans (the “Mortgage Pool”). The Mortgage Pool is comprised of (i) adjustable-rate and fixed-rate mortgage loans and home equity lines of credit secured by first and second liens on one- to four-family residential real properties and individual condominium units (the “Mortgage Loans”). The Mortgage Loans have an aggregate principal balance of approximately $948,479,000.

The tables attached as an exhibit hereto describe certain characteristics of the Mortgage Pool as of June 1, 2006.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Exhibits:

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN HOME MORTGAGE SECURITIES LLC

By:	/s/ Alan B. Horn
Name:	Alan B. Horn
Title:	Executive Vice President

Dated: June 30, 2006

Exhibit No.	Description
99.1	Characteristics of the Mortgage Pool as of June 1, 2006.